Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107041) pertaining to the United Fire Group 401(k) Plan of United Fire & Casualty Company of our report dated June 28, 2007, with respect to the financial statements and schedule of the United Fire Group 401(k) Plan including in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

June 28, 2007